MATERION CORPORATION REPORTS
SECOND-QUARTER 2025 FINANCIAL RESULTS

MAYFIELD HEIGHTS, Ohio – Materion Corporation (NYSE: MTRN) today reported second-quarter 2025 financial results and affirmed full year outlook.

Financial Summary
•Net sales were $431.7 million; value-added sales1 were $269.0 million
•Net income of $25.1 million, or $1.21 per share, diluted, versus net income of $19.0 million, or $0.91 per share, in the prior year quarter; adjusted earnings of $1.37 per share versus $1.42 in the prior year quarter
•Operating profit of $36.8 million versus operating profit of $32.1 million in the prior year quarter; adjusted EBITDA2 of $55.8 million, versus $57.8 million in the prior year quarter

Business Highlights
•Delivered second-quarter record adjusted EBITDA margin of 20.8%
•Generated ~$36 million free cash flow3 in the quarter
•Repurchased 100,000 shares during the quarter at an average of ~$78/share
•Completed acquisition to expand semiconductor footprint and capabilities in Asia

“Our business performed very well in the quarter, delivering record margins and strong cash flow, despite the anticipated slowdown in demand from our customers in China,” said Jugal Vijayvargiya, President & CEO of Materion. “These results are a testament to the outstanding work our teams have done to improve the cost profile and operational performance of our company.”

“Looking ahead, we are encouraged by positive signs we are seeing in several of our end markets. As order rates start to improve and we continue to win new business, we feel confident in affirming our full year guide, despite continued uncertainty surrounding the tariff environment.”

SECOND-QUARTER 2025 RESULTS
Net sales for the quarter were $431.7 million, compared to $425.9 million in the prior year period. Value-added sales were $269.0 million for the quarter, down 2% organic4 from the prior year period due to lower PMI shipments and sales into China. This decrease was partially offset by strength in aerospace & defense, energy and non-China semiconductor.
Operating profit for the quarter was $36.8 million and net income was $25.1 million, or $1.21 per diluted share, compared to operating profit of $32.1 million and net income of $19.0 million, or $0.91 per share, in the prior year period.
Excluding special items5, adjusted EBITDA was $55.8 million, or 20.8% of value-added sales, a second-quarter record, compared to $57.8 million or 20.7% of value-added sales in the prior year period. This decrease was driven by lower volume, partially offset by continued strong operational performance and structural cost improvements.
Adjusted net income was $28.5 million excluding acquisition amortization, or $1.37 per diluted share, compared to $1.42 per share in the prior year period.

OUTLOOK
The business performed well in the first half of the year, driving strong results in a volatile and uncertain macroeconomic environment. As we look to the second half, we remain focused on delivering to our customers, driving above market growth and capturing new business opportunities in several key end markets. With improving market dynamics, we expect to deliver a strong second half. With that, we are affirming our initial guide of $5.30 to $5.70 adjusted earnings per share for the full year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 9 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 10:00 a.m. Eastern Time, July 30, 2025. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 928518. A replay of the call will be available until August 13, 2025 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 51694. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 See reconciliation of operating cash flow to free cash flow in Attachment 9
4 Excludes value-added sales from the divested Albuquerque, New Mexico large area targets business sold in 2024
5 Details of the special items can be found in Attachments 4 through 9

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks of infectious diseases and the conflict between Russia and Ukraine; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2024 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$431,658	$425,866	$851,988	$811,153
Cost of sales	349,000	345,007	693,151	659,082
Gross margin	82,658	80,859	158,837	152,071
Selling, general, and administrative expense	35,039	33,601	70,484	69,445
Research and development expense	6,413	7,702	12,918	14,844
Restructuring expense	479	3,048	2,517	4,668
Other — net	3,908	4,446	8,904	8,803
Operating profit	36,819	32,062	64,014	54,311
Other non-operating income—net	(567)	(640)	(1,233)	(1,283)
Interest expense — net	8,230	8,802	15,147	17,081
Income before income taxes	29,156	23,900	50,100	38,513
Income tax expense	4,016	4,864	7,262	6,068
Net income	$25,140	$19,036	$42,838	$32,445
Basic earnings per share:
Net income per share of common stock	$1.21	$0.92	$2.06	$1.57
Diluted earnings per share:
Net income per share of common stock	$1.21	$0.91	$2.05	$1.55
Weighted-average number of shares of common stock outstanding:
Basic	20,779	20,741	20,779	20,710
Diluted	20,833	20,914	20,874	20,937

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	June 27, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$12,591	$16,713
Accounts receivable, net	198,377	193,793
Inventories, net	444,637	441,299
Prepaid and other current assets	79,508	72,419
Total current assets	735,113	724,224
Deferred income taxes	3,055	2,964
Property, plant, and equipment	1,357,772	1,315,586
Less allowances for depreciation, depletion, and amortization	(825,175)	(804,781)
Property, plant, and equipment—net	532,597	510,805
Operating lease, right-of-use assets	75,363	64,449
Intangible assets, net	107,627	109,312
Other assets	21,757	22,140
Goodwill	265,695	263,738
Total Assets	$1,741,207	$1,697,632
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$19,880	$34,274
Accounts payable	132,338	105,901
Salaries and wages	15,890	20,939
Other liabilities and accrued items	43,658	47,523
Income taxes	3,236	4,906
Unearned revenue	16,899	13,191
Total current liabilities	231,901	226,734
Other long-term liabilities	12,541	12,013
Operating lease liabilities	72,165	62,626
Finance lease liabilities	13,612	12,404
Retirement and post-employment benefits	27,185	26,411
Unearned income	61,642	75,769
Long-term income taxes	2,449	1,818
Deferred income taxes	3,370	3,242
Long-term debt	405,697	407,734
Shareholders’ equity	910,645	868,881
Total Liabilities and Shareholders’ Equity	$1,741,207	$1,697,632

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$42,838	$32,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	34,047	32,698
Amortization of deferred financing costs in interest expense	1,412	857
Stock-based compensation expense (non-cash)	5,437	5,334
Deferred income tax expense (benefit)	(25)	926
Changes in assets and liabilities:
Accounts receivable	(949)	5,274
Inventory	94	(24,312)
Prepaid and other current assets	(3,029)	(12,494)
Accounts payable and accrued expenses	4,193	(20,863)
Unearned revenue	(8,525)	(10,340)
Interest and taxes payable	(1,230)	(3,906)
Other-net	(8,821)	858
Net cash provided by operating activities	65,442	6,477
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(25,003)	(38,412)
Payments for mine development	(10,175)	(10,375)
Proceeds from sale of property, plant, and equipment	266	527
Net cash used in investing activities	(34,912)	(48,260)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	(2,219)	73,649
Repayment of long-term debt	(15,111)	(15,172)
Principal payments under finance lease obligations	(306)	(382)
Cash dividends paid	(5,705)	(5,493)
Deferred financing costs	(2,856)	—
Repurchase of common stock	(7,843)	—
Payments of withholding taxes for stock-based compensation awards	(2,337)	(6,402)
Net cash provided by/(used in) financing activities	(36,377)	46,200
Effects of exchange rate changes	1,725	(613)
Net change in cash and cash equivalents	(4,122)	3,804
Cash and cash equivalents at beginning of period	16,713	13,294
Cash and cash equivalents at end of period	$12,591	$17,098

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net Sales
Performance Materials	$182.8	$187.5	$356.8	$356.2
Electronic Materials	224.4	212.7	449.2	404.7
Precision Optics	24.5	25.7	46.0	50.3
Other	—	—	—	—
Total	$431.7	$425.9	$852.0	$811.2

Less: Pass-through Metal Cost
Performance Materials	$14.3	$14.4	$28.3	$27.5
Electronic Materials	148.3	131.6	295.3	245.9
Precision Optics	0.1	0.1	0.1	0.1
Other	—	—	—	—
Total	$162.7	$146.1	$323.7	$273.5

Value-added Sales (non-GAAP)
Performance Materials	$168.5	$173.1	$328.5	$328.7
Electronic Materials	76.1	81.1	153.9	158.8
Precision Optics	24.4	25.6	45.9	50.2
Other	—	—	—	—
Total	$269.0	$279.8	$528.3	$537.7

Gross Margin
Performance Materials(1)	$48.9	$48.7	$97.1	$88.8
Electronic Materials(1)	27.2	25.2	51.0	50.2
Precision Optics (1)	6.5	7.0	10.7	13.1
Other	—	—	—	—
Total	$82.6	$80.9	$158.8	$152.1
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Operating Profit
Performance Materials	$31.0	$31.9	$62.3	$54.5
Electronic Materials	13.3	8.9	20.1	18.7
Precision Optics	(0.6)	(1.4)	(4.7)	(4.7)
Other	(6.9)	(7.3)	(13.7)	(14.2)
Total	$36.8	$32.1	$64.0	$54.3

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.2	$0.1	$0.3
Electronic Materials	(0.1)	—	(0.1)	—
Precision Optics	(0.1)	(0.2)	(0.4)	(0.3)
Other	(0.5)	(0.6)	(0.9)	(1.3)
Total	$(0.6)	$(0.6)	$(1.3)	$(1.3)

Depreciation, Depletion, and Amortization
Performance Materials	$10.2	$8.7	$19.6	$16.9
Electronic Materials	4.2	4.5	8.5	9.1
Precision Optics	2.6	2.8	4.9	5.7
Other	0.5	0.5	1.0	1.0
Total	$17.5	$16.5	$34.0	$32.7

Segment EBITDA
Performance Materials	$41.1	$40.4	$81.8	$71.1
Electronic Materials	17.6	13.4	28.7	27.8
Precision Optics	2.1	1.6	0.6	1.3
Other	(5.9)	(6.2)	(11.8)	(11.9)
Total	$54.9	$49.2	$99.3	$88.3

Special Items(2)
Performance Materials	$0.4	$2.7	$0.6	$7.7
Electronic Materials	0.2	3.7	2.4	3.8
Precision Optics	0.1	0.5	1.5	1.2
Other	0.2	1.7	0.7	2.0
Total	$0.9	$8.6	$5.2	$14.7

Adjusted EBITDA Excluding Special Items
Performance Materials	$41.5	$43.1	$82.4	$78.8
Electronic Materials	17.8	17.1	31.1	31.6
Precision Optics	2.2	2.1	2.1	2.5
Other	(5.7)	(4.5)	(11.1)	(9.9)
Total	$55.8	$57.8	$104.5	$103.0
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$431.7	$425.9	$852.0	$811.2
Pass-through metal cost	162.7	146.1	323.7	273.5
Value-added sales	$269.0	$279.8	$528.3	$537.7

Net income	$25.1	$19.0	$42.8	$32.4
Income tax expense	4.0	4.9	7.3	6.1
Interest expense - net	8.3	8.8	15.2	17.1
Depreciation, depletion and amortization	17.5	16.5	34.0	32.7
Consolidated EBITDA	$54.9	$49.2	$99.3	$88.3
Net Income as a % of Net sales	5.8%	4.5%	5.0%	4.0%
Net Income as a % of Value-added sales	9.3%	6.8%	8.1%	6.0%
EBITDA as a % of Net sales	12.7%	11.6%	11.7%	10.9%
EBITDA as a % of Value-added sales	20.4%	17.6%	18.8%	16.4%

Special items
Restructuring and cost reduction	$0.5	$6.7	$2.6	$9.1
Additional start up resources and scrap	—	1.2	—	4.9
Merger, acquisition and divestiture related costs	0.2	0.7	2.3	0.7
Business transformation costs	0.2	—	0.3	—
Total special items	0.9	8.6	5.2	14.7
Adjusted EBITDA	$55.8	$57.8	$104.5	$103.0
Adjusted EBITDA as a % of Net sales	12.9%	13.6%	12.3%	12.7%
Adjusted EBITDA as a % of Value-added sales	20.8%	20.7%	19.8%	19.2%

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Additional start up resources and scrap – Represents incremental resource, consulting and specialists costs incurred related to the ramp of the precision clad strip facility and scrap related to product qualifications.
3.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.
4.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.

Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 27, 2025	Diluted EPS	June 28, 2024	Diluted EPS	June 27, 2025	Diluted EPS	June 28, 2024	Diluted EPS
Net income and EPS	$25.1	$1.21	$19.0	$0.91	$42.8	$2.05	$32.4	$1.55

Special items
Restructuring and cost reduction	$0.5		$6.7		$2.6		$9.1
Additional start up resources and scrap	—		1.2		—		4.9
Merger, acquisition and divestiture related costs	0.2		0.7		2.3		0.7
Business transformation costs	0.2		—		0.3		—
Debt extinguishment costs(1)	0.5		—		0.5		—
Provision for income taxes(2)	(0.2)		(0.3)		(0.7)		(2.2)
Total special items	1.2	0.05	8.3	0.40	5.0	0.24	12.5	0.60
Adjusted net income and adjusted EPS	$26.3	$1.26	$27.3	$1.31	$47.8	$2.29	$44.9	$2.15
Acquisition amortization (net of tax)	2.2	0.11	2.4	0.11	4.4	0.21	4.9	0.23
Adjusted net income and adjusted EPS excl. amortization	$28.5	$1.37	$29.7	$1.42	$52.2	$2.50	$49.8	$2.38
(1) Debt extinguishment costs - Represents debt extinguishment costs incurred in connection with the amendment of the Company's Credit Agreement in June 2025.
(2) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$182.8	$187.5	$356.8	$356.2
Pass-through metal cost	14.3	14.4	28.3	27.5
Value-added sales	$168.5	$173.1	$328.5	$328.7

EBITDA	$41.1	$40.4	$81.8	$71.1
Restructuring and cost reduction	0.3	1.5	0.5	2.8
Business transformation costs	0.1	—	0.1	—
Additional start up resources and scrap	—	1.2	—	4.9
Adjusted EBITDA	$41.5	$43.1	$82.4	$78.8
EBITDA as a % of Net sales	22.5%	21.5%	22.9%	20.0%
EBITDA as a % of Value-added sales	24.4%	23.3%	24.9%	21.6%
Adjusted EBITDA as a % of Net sales	22.7%	23.0%	23.1%	22.1%
Adjusted EBITDA as a % of Value-added sales	24.6%	24.9%	25.1%	24.0%

Electronic Materials
	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$224.4	$212.7	$449.2	$404.7
Pass-through metal cost	148.3	131.6	295.3	245.9
Value-added sales	$76.1	$81.1	$153.9	$158.8

EBITDA	$17.6	$13.4	$28.7	$27.8
Restructuring and cost reduction	0.1	3.7	0.6	3.8
Merger, acquisition and divestiture related costs	0.1	—	1.8	—
Adjusted EBITDA	$17.8	$17.1	$31.1	$31.6
EBITDA as a % of Net sales	7.8%	6.3%	6.4%	6.9%
EBITDA as a % of Value-added sales	23.1%	16.5%	18.6%	17.5%
Adjusted EBITDA as a % of Net sales	7.9%	8.0%	6.9%	7.8%
Adjusted EBITDA as a % of Value-added sales	23.4%	21.1%	20.2%	19.9%

Precision Optics
	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$24.5	$25.7	$46.0	$50.3
Pass-through metal cost	0.1	0.1	0.1	0.1
Value-added sales	$24.4	$25.6	$45.9	$50.2

EBITDA	$2.1	$1.6	$0.6	$1.3
Restructuring and cost reduction	0.1	0.5	1.5	1.2
Adjusted EBITDA	$2.2	$2.1	$2.1	$2.5
EBITDA as a % of Net sales	8.6%	6.2%	1.3%	2.6%
EBITDA as a % of Value-added sales	8.6%	6.3%	1.3%	2.6%
Adjusted EBITDA as a % of Net sales	9.0%	8.2%	4.6%	5.0%
Adjusted EBITDA as a % of Value-added sales	9.0%	8.2%	4.6%	5.0%

Other
	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
EBITDA	$(5.9)	$(6.2)	$(11.8)	$(11.9)
Restructuring and cost reduction	—	1.0	—	1.3
Business transformation costs	0.1	—	0.2	—
Merger, acquisition and divestiture related costs	0.1	0.7	0.5	0.7
Adjusted EBITDA	$(5.7)	$(4.5)	$(11.1)	$(9.9)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Gross Margin
Performance Materials	$48.9	$48.7	$97.1	$88.8
Electronic Materials	27.2	25.2	51.0	50.2
Precision Optics	6.5	7.0	10.7	13.1
Other	—	—	—	—
Total	$82.6	$80.9	$158.8	$152.1

Special Items (1)
Performance Materials	$—	$2.0	$—	$6.2
Electronic Materials	—	2.0	—	2.0
Precision Optics	—	0.1	—	0.2
Other	—	—	—	—
Total	$—	$4.1	$—	$8.4

Adjusted Gross Margin
Performance Materials	$48.9	$50.7	$97.1	$95.0
Electronic Materials	27.2	27.2	51.0	52.2
Precision Optics	6.5	7.1	10.7	13.3
Other	—	—	—	—
Total	$82.6	$85.0	$158.8	$160.5
(1) Special items impacting gross margin represent restructuring and cost reduction and additional start up resources and scrap in 2024.

Attachment 9
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Operating Cash Flow to Free Cash Flow
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net cash provided by (used in) operating activities	$49.9	$20.3	$65.4	$6.5
Payments for purchase of property, plant and equipment	(12.7)	(17.1)	(25.0)	(38.4)
Payments for mine development	(1.5)	(5.1)	(10.2)	(10.4)
Free cash flow (FCF)	$35.7	$(1.9)	$30.2	$(42.3)

Free cash flow (FCF) represents operating cash flow adjusted for capital expenditures and mine development costs. Management believes FCF is an important performance measure of the business. FCF is not a measure calculated in accordance with GAAP, and it should not be considered a substitute for operating cash flow or any other measure of financial performance presented in accordance with GAAP.